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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 28, 2004, relating to the financial statements and financial statement schedules of Internet Commerce Corporation, as of July 31, 2004 and for each of the two years in the period then ended, appearing in the Annual Report on Form 10-K of Internet Commerce Corporation for the year ended July 31, 2005 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York
January 13, 2006